Exhibit 99.1

Contact:    Investor Relations             Media
InvestorRelations@rjet.com     corpcomm@rjet.com

Republic Airways Holdings Inc. Announces Q1 2026 Financial Results

CARMEL, Indiana—(BUSINESS WIRE)—Republic Airways Holdings Inc. (NASDAQ: RJET) (the “Company” or “Republic”) today reported financial results for the first quarter of 2026 and reaffirmed its outlook for the full year 2026.

The Company’s consolidated results reported in the first quarter of 2026 include the results of Mesa Air Group, Inc. (“Mesa”) while comparable prior periods exclude any Mesa results because the merger of Republic Airways Holdings Inc. and Mesa Air Group, Inc. was consummated on November 25, 2025 (the “Merger”).

First quarter 2026 GAAP highlights:
•Revenues of $527.4 million
•Operating income of $54.2 million with an operating margin of 10.3%
•Pre-tax income of $37.6 million with a pre-tax margin of 7.1%
•Net income of $26.9 million with a net income margin of 5.1%
•Net income per diluted common share of $0.58
•Unrestricted cash, cash equivalents, and marketable securities of $273.4 million
•Total debt and operating lease liabilities of $1.2 billion

First quarter 2026 Non-GAAP highlights:
•Adjusted operating income1 of $63.7 million with an adjusted operating margin of 12.1%
•Adjusted pre-tax income1 of $47.1 million with an adjusted pre-tax margin of 8.9%
•Adjusted net income1 per diluted common share of $0.73
•Adjusted EBITDAR1 of $100.1 million

Strategic and operational highlights:
•Took delivery of three new E175 aircraft to close out the United Airlines fleet conversion of 38 E170 aircraft to 38 E175 aircraft
•Settled 691,701 of outstanding warrants with the U.S. Treasury for $5.3 million in February 2026
1 Adjusted operating income (and margin), adjusted pre-tax income (and margin), adjusted net income, EBITDAR, adjusted EBITDAR, adjusted net debt, and leverage are non-GAAP financial measures. For additional information about the non-GAAP financial measures used in this press release and a reconciliation to the most comparable U.S. GAAP measure, see the “Non-GAAP Financial Information” section within this press release.

Exhibit 99.1

•Ended quarter with total fleet of 314 aircraft, of which 275 aircraft are operated under agreements with American Airlines, Delta Air Lines, and United Airlines, with 31 aircraft leased to American Airlines, and 8 unallocated spare aircraft
•Achieved block hour production of 212,479
•Completion factor of 93.87% or 3.2 points lower than Q1 2025 performance of 97.09% due to extreme winter weather
•Achieved controllable completion factor, excluding weather and partner requested cancellations, of 99.98%

“Republic’s strong first quarter results underscore the resilience and stability of our operating model and the commitment of our team of over 8,400 aviation professionals to deliver an excellent operation despite significant disruptions from extremely challenging winter storms and continued air traffic controller constraints in our demanding operating environment. Moreover, this was our first full quarter of operations as a combined company with Mesa.” said David Grizzle, Chairman and Chief Executive Officer. “We continue to see strong demand from our airline partners as we look forward to better weather this spring and summer.”

Financial Results
Results are compared to the prior year quarterly period unless otherwise noted

Revenues were $527.4 million, up $132.6 million, or 33.6%. The increase is primarily attributable to the 30.4% increase in block hour production related to the 60 additional E175 aircraft operating for United Airlines related to the Merger and increased daily block hour utilization throughout the entire fleet.

Operating expenses were $473.2 million, up $131.3 million, or 38.4%. The increase is primarily attributable to the expenses associated with the increase in aircraft and associates in conjunction with the Merger. For the first quarter of 2026, operating expenses include $9.5 million of executive separation and Merger-related items.

Balance sheet, cash, and liquidity
The Company generated $57.8 million of operating cash flow during the first quarter of 2026. As of March 31, 2026, the Company had $273.4 million in cash and cash equivalents and marketable securities on hand.

The Company took delivery of three E175 aircraft during the first quarter 2026, two of which were placed into service with United Airlines in the first quarter and the third of which entered service in early second quarter 2026. The Company has 26 additional E175 aircraft on order with Embraer, with scheduled deliveries expected from 2028 through 2030. Total capital expenditures inclusive of aircraft, rotable spare parts, and pre-delivery deposits for aircraft on order totaled $95.1 million for the first quarter of 2026.

Exhibit 99.1

Total debt and operating lease liabilities at March 31, 2026 were $1.2 billion. The Company secured new borrowings of $64.4 million for the three new aircraft deliveries and made mandatory scheduled debt repayments of $48.8 million for the first quarter of 2026. As of March 31, 2026, the Company’s adjusted net debt1 was $965.5 million, and first quarter 2026 adjusted EBITDAR1 was $100.1 million, resulting in trailing twelve-month leverage1 of 2.7x.

Mesa Merger Integration Update
The Company made significant strides in integrating key support functions during the first quarter of 2026, including finance, accounting, and human resources functions. The Company expects the Mesa operations integration to be a multi-year endeavor over the next 18 to 24 months.

Matt Koscal, President and Chief Commercial Officer said, “We are making solid progress on the integration, with a clear path to realizing cost efficiencies and operational alignment over the next 18 to 24 months. Our team continued to deliver a reliable operation in the quarter, with a 99.98% controllable completion factor. This level of operational execution is central to how we create value for our airline partners and differentiate Republic in the regional market. I am proud of our team for those outstanding results. As we look ahead, we remain focused on disciplined execution as we convert long-term growth opportunities driven by demand from our partners into consistent earnings and robust cash flow.”

2026 Guidance
The Company is reaffirming the following full year 2026 guidance, previously provided in the March 4, 2026 update:

Company issued guidance:
Revenues	~ $2.0 billion
Block hour production	at least 865,000
Adjusted EBITDAR[1]	> $380.0 million
Capital expenditures, net of new debt	~ $90 million
Debt repayments	~ $165 million

A reconciliation of the forward-looking guidance for the non-GAAP metric of Adjusted EBITDAR cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Exhibit 99.1

Earnings call
The Company will host a live webcast to discuss first quarter 2026 financial results on Wednesday, April 29, 2026 at 5:00 p.m. EDT. The webcast link and related presentation materials are available at http://investor.rjet.com. A replay of the webcast will be available shortly after the webcast.

About Republic Airways
Founded in 1974, Republic Airways maintains a combined fleet of 314 Embraer 170/175 aircraft, and its airlines offer scheduled passenger service on approximately 1,300 daily scheduled flights to approximately 125 cities in the United States, Canada, Mexico, and the Caribbean. The airline provides fixed-fee flights operated under its codeshare partners’ brands: American Eagle, Delta Connection, and United Express. The airline employs more than 8,400 aviation professionals. Learn more at www.rjet.com.

Forward-looking statements
Statements made in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “hope,” “likely,” and “continue” and similar terms used in connection with statements regarding our outlook, anticipated operations, the revenue environment, contractual relationships, and our anticipated financial performance. These statements include, but are not limited to, statements about the continued demand for our product, the effect of economic conditions on Republic’s business, financial condition and results of operations, the timing of scheduled aircraft deliveries, fleet expansion, changes in aircraft seat configurations, transition and anticipated fleet size for Republic in upcoming periods, expected production levels in future periods, pilot attrition trends, Republic’s coordination with American Airlines, Inc. (“American Airlines”), Delta Air Lines, Inc. (“Delta Air Lines”), and United Airlines, Inc. (“United Airlines”) (collectively, our “Partners” or “Partner Airlines”) regarding the delivery of aircraft under previously announced agreements and timing of placing new aircraft deliveries into service, the expected terms, timing and benefits related to Republic’s leasing, strategic arrangements, strategic agreements and equity investments in third parties, scheduled flight service to smaller communities, increasing the utilization and efficiency of all fleet types as well as Republic’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this press release and accompanying statements made by management are made as of the date hereof and are based on information available to

Exhibit 99.1

Republic as of such date. Readers should note that many factors could affect the future operating and financial results of Republic and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this press release and accompanying management statements. These factors include, but are not limited to, the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to inflationary pressures and related decreases in customer demand and spending; uncertainty regarding potential future outbreaks of infectious diseases or other health concerns and the consequences of such outbreaks to the travel industry, including travel demand and travel behavior and our Partner Airlines in general and the financial condition and operating results of Republic, in particular; the prospects of entering into agreements with existing or other carriers to fly new aircraft; uncertainty regarding timing and performance of key third-party service providers; ongoing negotiations between Republic and its Partner Airlines regarding their contractual obligations; uncertainties regarding operation of new aircraft; the ability to attract and retain qualified pilots, mechanics and other personnel; the impact of regulatory issues such as pilot rest rules and qualification requirements; the ability to obtain aircraft financing; the financial stability of Republic’s Partner Airlines and any potential impact of their financial condition on the operations of Republic; fluctuations in flight schedules, which are determined by the Partner Airlines for whom Republic conducts flight operations; variations in market and economic conditions; significant aircraft debt commitments; estimated useful lives of long-lived assets, residual values of aircraft and related equipment and related asset impairments; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs and potential fuel shortages; the impact of weather-related, natural disasters and other air safety incidents on air travel and airline costs; aircraft deliveries; uncertainty regarding ongoing international hostilities, including conflicts in the Middle East and between Russia and Ukraine, and the related impacts on macroeconomic conditions and on the international operations of any of our Partner Airlines as a result of such conflicts; the availability of parts used in connection with maintenance and repairs of the aircraft; the availability of suitable replacement aircraft for aging aircraft; the impact of enacted and proposed U.S. tariffs on global economic conditions and the financial markets, passenger demand, the cost of aircraft parts and supplies sourced internationally and the cost of service providers located outside of the United States; the impact of potential future U.S. government shutdowns on air traffic controller staffing and flight cancellations; and other unanticipated factors.

There may be other factors that could affect matters discussed in forward-looking statements set forth in this press release and accompanying management statements, which factors may also cause actual results to differ materially from those discussed. We assume no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these statements other than as required by applicable law.

For additional information on these and other factors that could cause Republic’s actual results to differ materially from expected results, please see Republic’s filing with the Securities and Exchange

Exhibit 99.1

Commission (the “SEC”), including the section entitled “Risk Factors”, in the Company's Annual Report on Form 10-K filed with the SEC on March 19, 2026, as such factors may be updated from time to time in Republic’s filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov.

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
REVENUES	$527.4	$394.8
OPERATING EXPENSES:
Wages and benefits	231.2	174.4
Aircraft and engine rent	1.9	—
Maintenance and repair	113.4	76.3
Depreciation and amortization	34.5	30.6
Executive separation and Merger-related items	9.5	4.4
Other	82.7	56.2
Total operating expenses	473.2	341.9

OPERATING INCOME	54.2	52.9

OTHER INCOME (EXPENSE)
Investment income (loss) and other, net	0.2	(2.0)
Interest expense	(16.8)	(14.3)
Total other expense, net	(16.6)	(16.3)

INCOME BEFORE INCOME TAXES	37.6	36.6
INCOME TAX EXPENSE	10.7	9.5
NET INCOME	26.9	27.1

NET INCOME PER COMMON SHARE—BASIC	$0.6	$0.7
NET INCOME PER COMMON SHARE—DILUTED	0.6	0.7
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING—BASIC	45.7	39.1
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING—DILUTED	46.1	39.8

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and marketable securities	$ 273.4	$ 296.5
Other current assets	213.1	244.2
Total current assets	486.5	540.7

Property and equipment, net	2,462.8	2,410.0
Other non-current assets	315.7	325.9
TOTAL ASSETS	$ 3,265.0	$ 3,276.6

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and finance leases	$ 192.9	$ 202.0
Current portion of operating lease liabilities	17.3	16.5
Accounts payable, accrued, and other liabilities	310.0	355.8
Total current liabilities	520.2	574.3

Long-term debt and finance leases—less current portion	909.2	882.9
Operating lease liabilities—less current portion	119.5	123.9
Deferred income taxes	230.4	220.9
Other non-current liabilities	134.0	146.1
Total liabilities	1,913.3	1,948.1

Total shareholders’ equity	1,351.7	1,328.5
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 3,265.0	$ 3,276.6

Exhibit 99.1

Selected Operational Highlights

	For the Three Months Ended March 31,
	2026	2025	% Change
Block hours[2]	212,479	162,967	30.4%
Departures	106,861	85,907	24.4
Average daily utilization (hours)[3]	9.60	9.50	1.1
Completion factor[4]	0.94%	0.97%	(3.22)	pts
Controllable completion factor[5]	99.98	99.99	(0.01)

2.Reflects hours of aircraft movement from gate to gate (including taxi time before takeoff and after landing) until the aircraft comes to rest at the next point of landing.
3.Reflects average daily utilization in block hours (aircraft movement from gate to gate, including taxi time) for the greater of actual in-service aircraft or minimum contracted scheduled aircraft, if applicable.
4.“Completion factor” means the percentage of scheduled flights that are completed.
5.“Controllable completion factor” means the percentage of completed scheduled flights over which we had control, excluding cancelled flights due to uncontrollable factors such as weather and air traffic control.

Committed Fleet
Our committed fleet as of March 31, 2026 consists of 306 aircraft, including 31 aircraft currently leased to American Airlines. In addition to the 306 aircraft in the committed fleet, the Company also has eight unallocated spare aircraft.

Aircraft	American Airlines	Delta Air Lines	United Airlines	Total Aircraft Committed[6]
E170	44	11	1	56
E175	79	46	125	250
Total	123	57	126	306
6. Represents the minimum contracted fleet out of a total of 314 aircraft. Excludes eight unallocated spare aircraft.

The committed fleet has grown by 67 aircraft from the first quarter of 2025, when there were 239 fleet in service of our Partners including 31 leased to American Airlines. This increase includes 60 E175 aircraft owned by United Airlines and operated by Mesa. Additionally, we have firm orders for 26 new Embraer E175 aircraft to be delivered from 2028 through 2030.

Exhibit 99.1

Non-GAAP Financial Information
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. GAAP. The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP, but should not be considered a substitute or superior to GAAP results. The tables presented below show reconciliations of non-GAAP financial measures used in this earnings release to the most directly comparable GAAP measures.

Reconciliation of net income to adjusted pre-tax income, adjusted operating income, adjusted EBITDAR and EBITDAR:

	Three Months Ended
(in millions)	March 31, 2026	March 31, 2025
Net income	$ 26.9	$ 27.1
Plus:
Executive separation and Merger-related items	9.5	4.4
Income tax expense	10.7	9.5
Adjusted pre-tax income	47.1	41.0
Adjusted pre-tax margin	8.9%	10.4%
Interest expense	16.8	14.3
Investment (income) loss and other, net	(0.2)	2.0
Adjusted operating income	63.7	57.3
Adjusted operating income margin	12.1%	14.5%
Aircraft and engine rent	1.9	—
Depreciation and amortization	34.5	30.6
Adjusted EBITDAR	100.1	87.9
Less:
Executive separation and Merger-related items	9.5	4.4
EBITDAR	$ 90.6	$ 83.5

Exhibit 99.1

Reconciliation of net income to adjusted net income:

	Three Months Ended
(in millions)	March 31, 2026	March 31, 2025
Net income	$ 26.9	$ 27.1
Plus:
Executive Separation and Merger-related items	9.5	4.4
Income tax expense	10.7	9.5
Adjusted pre-tax income	47.1	41.0
Income tax expense[7]	13.4	10.7
Adjusted net income	$ 33.7	$ 30.3

7.Income tax expense reflects the adjusted pre-tax income multiplied by an effective tax rate of 28.5% and 26.0% for 2026 and 2025, respectively.

Reconciliation of debt to adjusted net debt and leverage:

	March 31,
(in millions)	2026	2025
Debt, finance lease obligations and other financial liabilities	$ 1,102.1	$ 978.4
Operating lease obligations—current and noncurrent	136.8	127.4
Less: Cash and cash equivalents	(111.3)	(86.8)
Less: Marketable securities	(162.1)	(186.7)
Adjusted net debt	965.5	832.3
Adjusted EBITDAR (trailing 12 months)	354.6	284.5
Leverage[8]	2.7x	2.9x

8.Represents the adjusted net debt at the indicated period divided by the trailing twelve months of adjusted EBITDAR ended on the date indicated.